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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of American Tower Corporation on Form S-8 of our report dated February 27, 2001 (March 26, 2001 as to the first full paragraph in note 6), appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2000.


Deloitte & Touche LLP



Boston, Massachusetts
January 2, 2002